Fifth Third Bancorp Reports Fourth Quarter 2025 Diluted Earnings Per Share of $1.04
Strong returns supported by continued business momentum and improved credit trends
Reported results included a net negative $0.04 impact from certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	4Q25	3Q25	4Q24
         Stability:
•Net charge-offs(b) of 40 bps in 4Q25; Commercial net charge-offs(b) of 27 bps
•Loan-to-core deposit ratio of 72%; 4% demand deposit growth year-over-year
•Strong profitability resulted in CET1(d)(e) increasing 20 bps to 10.77%
    Profitability:
•Adjusted ROA(a) of 1.41% and adjusted ROTCE ex. AOCI(a) of 16.2%
•Disciplined expense management; adjusted efficiency ratio(a) of 54.3%, an improvement of 50 bps year-over-year
•Generated 230 bps of positive operating leverage in 2025
•Tangible book value per share(a) grew 21% year-over-year
    Growth:
•5% loan growth compared to 4Q24; Middle market loan growth of 7%
•Record NII of $6 billion increased 6% year-over-year
•Consumer household growth of 2.5%, including 7% in the Southeast
•Assets under management of $80B, up 16% compared to 4Q24

Income Statement Data
Net income available to common shareholders	$699	$608	$582
Net interest income (U.S. GAAP)	1,529	1,520	1,437
Net interest income (FTE)(a)	1,533	1,525	1,443
Noninterest income	811	781	732
Noninterest expense	1,309	1,267	1,226

Per Share Data
Earnings per share, basic	$1.05	$0.91	$0.86
Earnings per share, diluted	1.04	0.91	0.85
Book value per share	30.18	29.26	26.17
Tangible book value per share(a)	22.60	21.66	18.69

Balance Sheet & Credit Quality
Average portfolio loans and leases	$123,430	$123,326	$117,860
Average deposits	168,384	164,754	167,237
Accumulated other comprehensive loss	(3,110)	(3,276)	(4,636)
Net charge-off ratio(b)	0.40%	1.09%	0.46%
Nonperforming asset ratio(c)	0.65	0.65	0.71

Financial Ratios
Return on average assets	1.36%	1.21%	1.17%
Return on average common equity	14.0	12.6	13.0
Return on average tangible common equity(a)	19.0	17.3	18.4
CET1 capital(d)(e)	10.77	10.57	10.57
Net interest margin(a)	3.13	3.13	2.97
Efficiency(a)	55.8	54.9	56.4
Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, CEO and President:
Fifth Third delivered strong operating results in the fourth quarter and for the full year. In 2025, we produced record NII, generated profitable relationship growth and diligently managed our expenses, generating 230 bps of positive operating leverage. Our strong profitability allowed us to return $1.6 billion of capital to our shareholders while maintaining strong capital ratios and increasing tangible book value per share 21% compared to last year.

Our consistent investment and focus on growth priorities continue to drive strong results. In 2025, we opened 50 branches in our high-growth Southeast markets and grew consumer households by 2.5%. We generated record quarterly revenue in our Wealth & Asset Management business, and assets under management increased 16% year-over-year to $80 billion.

Years of disciplined execution on strategic initiatives have positioned us to deliver sustained profitability as we integrate Comerica. With shareholder and regulatory approvals secured, we expect the transaction to close on February 1, 2026. We remain confident in our ability to achieve the expected financial synergies from the pending acquisition, and the result will be a Fifth Third that is better and not just bigger.

Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 January 20, 2026

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	December	September	December
	2025	2025	2024	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,533	$1,525	$1,443	1%	6%
Provision for credit losses	119	197	179	(40)%	(34)%
Noninterest income	811	781	732	4%	11%
Noninterest expense	1,309	1,267	1,226	3%	7%
Income before income taxes(a)	$916	$842	$770	9%	19%

Taxable equivalent adjustment	$4	$5	$6	(20)%	(33)%
Applicable income tax expense	181	188	144	(4)%	26%
Net income	$731	$649	$620	13%	18%
Dividends on preferred stock	32	41	38	(22)%	(16)%
Net income available to common shareholders	$699	$608	$582	15%	20%
Earnings per share, diluted	$1.04	$0.91	$0.85	14%	22%

Fifth Third Bancorp (NASDAQ®: FITB) today reported fourth quarter 2025 net income available to common shareholders of $699 million, or $1.04 per diluted share, compared to $608 million, or $0.91 per diluted share, in the prior quarter and $582 million, or $0.85 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 4Q25

(after-tax impact; $ in millions, except per share data)

Fifth Third Foundation contribution(f)	$(38)
Merger-related expenses(f)1	(13)
Interchange litigation matters(f)2	(8)
Benefit related to the resolution of certain tax matters	7
Litigation settlements (noninterest income)(f)	9
FDIC special assessment (noninterest expense)(f)	19

After-tax impact of certain item(s)	$(24)

Diluted earnings per share impact of certain item(s)[3]	$(0.04)

Totals may not foot due to rounding; [1]A portion of the adjustments related to merger-related expenses are not tax-deductible; [2]Interchange litigation matters decreased noninterest income by $8 million and increased noninterest expense by $3 million; [3]Diluted earnings per share impact reflects 669.153 million average diluted shares outstanding

Full year 2025 net income available to common shareholders was $2.4 billion, or $3.53 per diluted share, compared to full year 2024 net income available to common shareholders of $2.2 billion, or $3.14 per diluted share.

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended						% Change
	December		September		December
	2025		2025		2024		Seq	Yr/Yr
Interest Income
Interest income	$2,472		$2,524		$2,534		(2)%	(2)%
Interest expense	939		999		1,091		(6)%	(14)%
Net interest income (NII)	$1,533		$1,525		$1,443		1%	6%

Average Yield/Rate Analysis							bps Change
Yield on interest-earning assets	5.05%	%	5.18%	%	5.21%	%	(13)	(16)
Rate paid on interest-bearing liabilities	2.60%	%	2.77%	%	3.00%	%	(17)	(40)

Ratios
Net interest rate spread	2.45%	%	2.41%	%	2.21%	%	4	24
Net interest margin (NIM)	3.13%	%	3.13%	%	2.97%	%	—	16

Fully taxable-equivalent (FTE) NII of $1.533 billion increased $8 million, or 1%, compared to the prior quarter. This improvement primarily reflects deposit and wholesale funding management actions decreasing the cost of interest-bearing liabilities, partially offset by lower loan yields due to the impact of market rates on floating rate loans. These same factors, coupled with higher average other short-term investments (including interest-bearing cash), contributed to the flat NIM in the quarter.
Compared to the year-ago quarter, NII increased $90 million, or 6%, and NIM increased 16 bps. This improvement was due to the benefits from proactive deposit and wholesale funding management decreasing interest-bearing liabilities costs by 40 bps and the benefit of fixed-rate asset repricing, which combined more than offset the 16 bps decrease in interest-earning asset yields.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2025	2025	2024	Seq	Yr/Yr
Noninterest Income
Wealth and asset management revenue	$185	$181	$163	2%	13%
Commercial payments revenue	167	157	155	6%	8%
Consumer banking revenue	143	144	137	(1)%	4%
Capital markets fees	121	115	123	5%	(2)%
Commercial banking revenue	102	87	109	17%	(6)%
Mortgage banking net revenue	56	58	57	(3)%	(2)%
Other noninterest income (loss)	42	29	(4)	45%	NM
Securities (losses) gains, net	(5)	10	(8)	NM	(38)%
Total noninterest income	$811	$781	$732	4%	11%

Noninterest income of $811 million increased $30 million, or 4%, from the prior quarter and increased $79 million, or 11%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below, including securities gains/losses which incorporate mark-to-market impacts from securities associated with non-qualified deferred compensation plans that are offset in noninterest expense.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2025	2025	2024	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$811	$781	$732
Interchange litigation matters	8	18	51
Litigation settlements	(12)	—	—
Securities (gains) losses, net	5	(10)	8
Noninterest income excluding certain items(a)	$812	$789	$791	3%	3%

Noninterest income excluding certain items of $812 million increased $23 million, or 3%, compared to the prior quarter and increased $21 million, or 3%, from the year-ago quarter.
Wealth and asset management revenue increased $4 million, or 2% sequentially, due to an increase in personal asset management revenue. Commercial payments revenue increased $10 million, or 6%, driven by commercial card and Newline revenue. Capital markets fees were up $6 million, or 5%, reflecting seasonal strength in M&A advisory revenue and loan syndications. Commercial banking revenue increased $15 million, or 17%, driven by higher lease syndication and remarketing.
Compared to the year-ago quarter, wealth and asset management revenue increased $22 million, or 13%, with 16% year-over-year AUM growth driving increases in personal asset management revenue and brokerage fees. Commercial payments revenue increased $12 million, or 8%, led by managed services, Newline revenue, and commercial card fees, partially offset by higher earnings credits. Capital markets fees decreased $2 million, or 2%, driven by lower loan syndications revenue, partially offset by higher M&A advisory revenue. Commercial banking revenue decreased $7 million, or 6%, primarily reflecting lower operating lease and other commercial banking revenue.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2025	2025	2024	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$683	$685	$665	—	3%
Technology and communications	138	128	123	8%	12%
Net occupancy expense	89	89	88	—	1%
Equipment expense	43	44	39	(2)%	10%
Loan and lease expense	41	39	36	5%	14%
Marketing expense	37	34	23	9%	61%
Card and processing expense	27	22	21	23%	29%
Other noninterest expense	251	226	231	11%	9%
Total noninterest expense	$1,309	$1,267	$1,226	3%	7%

Noninterest expense of $1.309 billion increased 3% from the prior quarter and increased 7% from the year-ago quarter. The reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2025	2025	2024	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$1,309	$1,267	$1,226
Fifth Third Foundation contribution	(50)	—	(15)
Merger-related expenses	(13)	—	—
FDIC special assessment	25	6	11
Interchange litigation matters	(3)	(9)	(4)
Noninterest expense excluding certain item(s)(a)	$1,268	$1,264	$1,218	—	4%
Non-qualified deferred compensation (expense)/benefit	5	(11)	7
Noninterest expense excluding certain item(s) and non-qualified deferred compensation(a)	$1,273	$1,253	$1,225	2%	4%

Noninterest expense excluding certain items and non-qualified deferred compensation of $1.273 billion increased 2% compared to the prior quarter with increases in technology and communications and card and processing expense.
Compared to the year-ago quarter, noninterest expense excluding certain items and non-qualified deferred compensation increased $48 million, or 4%, due primarily to increases in compensation and benefits, technology and communications, and marketing expense.
Expenses related to the mark-to-market impact of non-qualified deferred compensation were largely offset in net securities gains/losses through noninterest income in the current and prior periods.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2025	2025	2024	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$53,947	$54,170	$51,567	—	5%
Commercial mortgage loans	12,079	12,027	11,792	—	2%
Commercial construction loans	5,399	5,541	5,702	(3)%	(5)%
Commercial leases	3,172	3,177	2,902	—	9%
Total commercial loans and leases	$74,597	$74,915	$71,963	—	4%
Consumer loans:
Residential mortgage loans	$17,660	$17,656	$17,322	—	2%
Home equity	4,769	4,579	4,125	4%	16%
Indirect secured consumer loans	17,879	17,729	16,100	1%	11%
Credit card	1,694	1,678	1,668	1%	2%
Solar energy installation loans	4,486	4,355	4,137	3%	8%
Other consumer loans	2,345	2,414	2,545	(3)%	(8)%
Total consumer loans	$48,833	$48,411	$45,897	1%	6%
Total average portfolio loans and leases	$123,430	$123,326	$117,860	—	5%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$19	$44	$48	(57)%	(60)%
Consumer loans held for sale	698	623	584	12%	20%
Total average loans and leases held for sale	$717	$667	$632	7%	13%

Total average loans and leases	$124,147	$123,993	$118,492	—	5%

Securities (taxable and tax-exempt)	$52,512	$54,592	$56,702	(4)%	(7)%
Other short-term investments	17,485	14,915	18,319	17%	(5)%
Total average interest-earning assets	$194,144	$193,500	$193,513	—	—

Total average portfolio loans and leases of $123 billion and average commercial portfolio loans and leases of $75 billion remained stable compared to the prior quarter. Average consumer portfolio loans of $49 billion increased 1%, driven by continued growth in home equity and indirect secured consumer loans.
Compared to the year-ago quarter, total average portfolio loans and leases increased 5%. Average commercial portfolio loans and leases increased 4%, reflecting increases in C&I loans, commercial mortgage loans, and commercial leases. Average consumer portfolio loans increased 6%, primarily due to increases in indirect secured consumer, home equity, and solar energy installation loans.
Average securities (taxable and tax-exempt; amortized cost) of $53 billion in the current quarter decreased 4% compared to the prior quarter and 7% compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $17 billion in the current quarter increased 17% compared to the prior quarter and decreased 5% compared to the year-ago quarter.

End of Period Interest-Earning Assets
($ in millions)	As of			% Change
	December	September	December
	2025	2025	2024	Seq	Yr/Yr
End of Period Portfolio Loans and Leases
Total commercial loans and leases	$73,562	$74,423	$73,293	(1)%	—
Total consumer loans	49,089	48,707	46,498	1%	6%
Total portfolio loans and leases	$122,651	$123,130	$119,791	—	2%

End of Period Loans and Leases Held for Sale
Total loans and leases held for sale	$733	$576	$640	27%	15%

Total loans and leases	$123,384	$123,706	$120,431	—	2%

Securities (taxable and tax-exempt)	$51,961	$52,680	$56,713	(1)%	(8)%
Other short-term investments	18,876	17,215	17,120	10%	10%
Total interest-earning assets	$194,221	$193,601	$194,264	—	—

Period-end commercial portfolio loans and leases of $74 billion decreased 1% compared to the prior quarter as the highest quarterly commercial loan production in over three years was more than offset by the decrease in line utilization. Compared to the year-ago quarter, period-end commercial portfolio loans and leases remained stable.
Period-end consumer portfolio loans of $49 billion increased 1% compared to the prior quarter, primarily reflecting increases in home equity and indirect secured consumer loans. Compared to the year-ago quarter, period-end consumer portfolio loans increased 6% driven by increases in indirect secured consumer and home equity loans.
Total period-end securities (taxable and tax-exempt; amortized cost) of $52 billion in the current quarter decreased 1% compared to the prior quarter and decreased 8% compared to the year-ago quarter. Period-end other short-term investments of approximately $19 billion increased 10% compared to the prior and year-ago quarters.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2025	2025	2024	Seq	Yr/Yr
Average Deposits
Demand	$41,771	$41,235	$40,137	1%	4%
Interest checking	58,612	56,624	59,441	4%	(1)%
Savings	16,103	16,376	17,257	(2)%	(7)%
Money market	39,409	37,434	37,279	5%	6%
Total transaction deposits	$155,895	$151,669	$154,114	3%	1%
CDs $250,000 or less	10,541	10,841	10,592	(3)%	—
Total core deposits	$166,436	$162,510	$164,706	2%	1%
CDs over $250,000[1]	1,948	2,244	2,531	(13)%	(23)%
Total average deposits	$168,384	$164,754	$167,237	2%	1%

1CDs over $250,000 includes $0.8BN, $1.0BN, and $1.5BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 12/31/25, 9/30/25, and 12/31/24, respectively.

Total average deposits of $168 billion increased 2% compared to the prior quarter, primarily driven by growth in interest checking, money market and demand deposits, partially offset by declines in CDs $250,000 or less. The growth in demand deposits reflects our strategic focus on enhancing the deposit mix and represents the third consecutive quarter of demand deposit growth. Period-end total deposits of $172 billion increased 3%.
Compared to the year-ago quarter, total average deposits increased 1%, mainly due to increases in money market and demand deposits, partially offset by decreases in savings and interest checking deposits. Period-end total deposits increased 3%.

The period-end portfolio loan-to-core deposit ratio was 72% in the current quarter, compared to 75% in the prior quarter and 73% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2025	2025	2024	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000[1]	$1,948	$2,244	$2,531	(13)%	(23)%
Federal funds purchased	204	198	223	3%	(9)%
Securities sold under repurchase agreements	365	376	313	(3)%	17%
FHLB advances	2,552	4,920	1,567	(48)%	63%
Derivative collateral and other secured borrowings	84	82	76	2%	11%
Long-term debt	13,700	14,001	15,492	(2)%	(12)%
Total average wholesale funding	$18,853	$21,821	$20,202	(14)%	(7)%

1CDs over $250,000 includes $0.8BN, $1.0BN, and $1.5BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 12/31/25, 9/30/25, and 12/31/24, respectively.

Average wholesale funding of $19 billion decreased 14% compared to the prior quarter, driven by a reduction in FHLB advances and long-term debt. The 7% decrease in average wholesale funding compared to the year-ago quarter was primarily attributable to a decrease in long-term debt and CDs over $250,000, inclusive of brokered deposits, partially offset by an increase in FHLB advances.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	December	September	June	March	December
	2025	2025	2025	2025	2024

Total nonaccrual portfolio loans and leases (NPLs)	$767	$768	$853	$966	$823
Repossessed property	11	12	8	9	9
OREO	19	21	25	21	21
Total nonperforming portfolio loans and leases and OREO (NPAs)	$797	$801	$886	$996	$853

NPL ratio(g)	0.62% %	0.62% %	0.70% %	0.79% %	0.69% %
NPA ratio(c)	0.65% %	0.65% %	0.72% %	0.81% %	0.71% %

Portfolio loans and leases 30-89 days past due (accrual)	$360	$348	$277	$385	$303
Portfolio loans and leases 90 days past due (accrual)	30	29	34	33	32

30-89 days past due as a % of portfolio loans and leases	0.29% %	0.28% %	0.23% %	0.31% %	0.25% %
90 days past due as a % of portfolio loans and leases	0.02% %	0.02% %	0.03% %	0.03% %	0.03% %

Allowance for loan and lease losses (ALLL), beginning	$2,265	$2,412	$2,384	$2,352	$2,305
Total net losses charged-off	(125)	(339)	(139)	(136)	(136)
Provision for loan and lease losses	113	192	167	168	183
ALLL, ending	$2,253	$2,265	$2,412	$2,384	$2,352

Reserve for unfunded commitments, beginning	$151	$146	$140	$134	$138
Provision for (benefit from) the reserve for unfunded commitments	6	5	6	6	(4)
Reserve for unfunded commitments, ending	$157	$151	$146	$140	$134

Total allowance for credit losses (ACL)	$2,410	$2,416	$2,558	$2,524	$2,486

ACL ratios:
As a % of portfolio loans and leases	1.96% %	1.96% %	2.09% %	2.07% %	2.08% %
As a % of nonperforming portfolio loans and leases	314% %	314% %	300% %	261% %	302% %
As a % of nonperforming portfolio assets	302% %	302% %	289% %	253% %	291% %

ALLL as a % of portfolio loans and leases	1.84% %	1.84% %	1.97% %	1.95% %	1.96% %

Total losses charged-off	$(177)	$(382)	$(194)	$(173)	$(175)
Total recoveries of losses previously charged-off	52	43	55	37	39
Total net losses charged-off	$(125)	$(339)	$(139)	$(136)	$(136)

Net charge-off ratio (NCO ratio)(b)	0.40% %	1.09% %	0.45% %	0.46% %	0.46% %
Commercial NCO ratio	0.27% %	1.46% %	0.38% %	0.35% %	0.32% %
Consumer NCO ratio	0.59% %	0.52% %	0.56% %	0.63% %	0.68% %

The provision for credit losses totaled $119 million in the current quarter. The ACL ratio represented 1.96% of total portfolio loans and leases at quarter end, consistent with the prior quarter and down 12 bps from the year-ago quarter. The ACL coverage ratio was unchanged from the prior quarter at 314% of nonperforming portfolio loans and leases and 302% of nonperforming portfolio assets.
Net charge-offs totaled $125 million in the current quarter, down $214 million from the prior quarter and the NCO ratio decreased 69 bps to 0.40%. The third quarter of 2025 net charge-offs included a $178 million fraud-related impairment of a commercial credit. Excluding this credit, net charge-offs were down $36 million, or 12 bps, sequentially. Commercial net charge-offs were $51 million, with a commercial NCO ratio of 0.27%, down 119 bps from the prior quarter. Consumer net charge-offs were $74 million, with a consumer NCO ratio of 0.59%, up 7 bps sequentially, reflecting the seasonal increase in indirect secured net charge-offs.
Compared to the year-ago quarter, net charge-offs decreased $11 million and the NCO ratio decreased 6 bps. The commercial NCO ratio decreased 5 bps, and the consumer NCO ratio decreased 9 bps compared to the prior year.
Nonperforming portfolio loans and leases totaled $767 million in the current quarter, representing an NPL ratio of 0.62%, compared to 0.62% in the prior quarter and 0.69% in the year-ago quarter. Nonperforming portfolio assets totaled $797 million in the current quarter, resulting in an NPA ratio of 0.65%, compared to 0.65% in the prior quarter and 0.71% in the year-ago quarter.

Capital Position
	As of and For the Three Months Ended
	December		September		June		March		December
	2025		2025		2025		2025		2024
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	10.11%	%	10.02%	%	9.82%	%	9.50%	%	9.40%	%
Tangible equity(a)	9.28%	%	9.12%	%	9.39%	%	9.07%	%	9.02%	%
Tangible common equity (excluding AOCI)(a)	8.46%	%	8.29%	%	8.38%	%	8.07%	%	8.03%	%
Tangible common equity (including AOCI)(a)	7.14%	%	6.89%	%	6.84%	%	6.40%	%	6.02%	%

Regulatory Capital Ratios(d)(e)
CET1 capital	10.77%	%	10.57%	%	10.58%	%	10.43%	%	10.57%	%
Tier 1 risk-based capital	11.82%	%	11.63%	%	11.85%	%	11.71%	%	11.86%	%
Total risk-based capital	13.73%	%	13.54%	%	13.77%	%	13.63%	%	13.86%	%
Leverage	9.42%	%	9.24%	%	9.42%	%	9.23%	%	9.22%	%

CET1 capital ratio of 10.77% increased 20 bps sequentially, primarily reflecting strong earnings that bolstered retained capital. There was no share repurchase activity in the fourth quarter of 2025 due to the pending Comerica acquisition.

Tax Rate
The effective tax rate for the quarter was 19.8% compared with 22.6% in the prior quarter and 18.8% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 10:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios as of December 31, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 24% tax rate.
(g)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements, including the use of artificial intelligence; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) potential impacts of the adoption of real-time payment networks; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments; and (46) risks relating to the pending merger with Comerica Incorporated, including Fifth Third’s inability to realize the anticipated benefits of the pending merger, the failure to satisfy the closing conditions of the pending merger or an unexpected delay in the closing of the pending merger and the disruption of Fifth Third’s business as a result of the pending merger.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for December 31, 2025

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheets and Yield/Rate Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps				% / bps
$ in millions, except per share data				Change		Year to Date		Change
(unaudited)	December	September	December			December	December
	2025	2025	2024	Seq	Yr/Yr	2025	2024	Yr/Yr
Income Statement Data
Net interest income	$1,529	$1,520	$1,437	1%	6%	$5,982	$5,630	6%
Net interest income (FTE)(a)	1,533	1,525	1,443	1%	6%	6,002	5,654	6%
Noninterest income	811	781	732	4%	11%	3,035	2,849	7%
Total revenue (FTE)(a)	2,344	2,306	2,175	2%	8%	9,037	8,503	6%
Provision for credit losses	119	197	179	(40%)	(34%)	662	530	25%
Noninterest expense	1,309	1,267	1,226	3%	7%	5,144	5,033	2%
Net income	731	649	620	13%	18%	2,522	2,314	9%
Net income available to common shareholders	699	608	582	15%	20%	2,376	2,155	10%

Earnings Per Share Data
Net income allocated to common shareholders	$699	$608	$582	15%	20%	$2,376	$2,155	10%
Average common shares outstanding (in thousands):
Basic	664,384	666,427	675,307	—	(2%)	668,140	682,161	(2%)
Diluted	669,153	670,878	681,456	—	(2%)	672,503	687,301	(2%)
Earnings per share, basic	$1.05	$0.91	$0.86	15%	22%	$3.56	$3.16	13%
Earnings per share, diluted	1.04	0.91	0.85	14%	22%	3.53	3.14	12%

Common Share Data
Cash dividends per common share	$0.40	$0.40	$0.37	—	8%	$1.54	$1.44	7%
Book value per share	30.18	29.26	26.17	3%	15%	30.18	26.17	15%
Market value per share	46.81	44.55	42.28	5%	11%	46.81	42.28	11%
Common shares outstanding (in thousands)	661,198	660,973	669,854	—	(1%)	661,198	669,854	(1%)
Market capitalization	$30,951	$29,446	$28,321	5%	9%	$30,951	$28,321	9%

Financial Ratios
Return on average assets	1.36% %	1.21% %	1.17% %	15	19	1.19% %	1.09% %	10
Return on average common equity	14.0% %	12.6% %	13.0% %	140	100	12.6% %	12.5% %	10
Return on average tangible common equity(a)	19.0% %	17.3% %	18.4% %	170	60	17.4% %	17.8% %	(40)
Noninterest income as a percent of total revenue(a)	35% %	34% %	34% %	100	100	34% %	34% %	—
Dividend payout	38.1% %	44.0% %	43.0% %	(590)	(490)	43.3% %	45.6% %	(230)
Average total Bancorp shareholders’ equity as a percent of average assets	10.11% %	10.02% %	9.40% %	9	71	9.86% %	9.12% %	74
Tangible common equity(a)	8.46% %	8.29% %	8.03% %	17	43	8.46% %	8.03% %	43
Net interest margin (FTE)(a)	3.13% %	3.13% %	2.97% %	—	16	3.11% %	2.90% %	21
Efficiency (FTE)(a)	55.8% %	54.9% %	56.4% %	90	(60)	56.9% %	59.2% %	(230)
Effective tax rate	19.8% %	22.6% %	18.8% %	(280)	100	21.4% %	20.6% %	80

Credit Quality
Net losses charged-off	$125	$339	$136	(63%)%)	(8%)%)	$738	$532	39% %
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.40% %	1.09% %	0.46% %	(69)	(6)	0.60% %	0.45% %	15
ALLL as a percent of portfolio loans and leases	1.84% %	1.84% %	1.96% %	—	(12)	1.84% %	1.96% %	(12)
ACL as a percent of portfolio loans and leases(g)	1.96% %	1.96% %	2.08% %	—	(12)	1.96% %	2.08% %	(12)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.65% %	0.65% %	0.71% %	—	(6)	0.65% %	0.71% %	(6)

Average Balances
Loans and leases, including held for sale	$124,147	$123,993	$118,492	—	5%	$123,399	$117,724	5%
Securities and other short-term investments	69,997	69,507	75,021	1%	(7%)	69,889	77,076	(9%)
Assets	213,021	211,770	211,709	1%	1%	211,483	212,806	(1%)
Transaction deposits(b)	155,895	151,669	154,114	3%	1%	152,479	152,830	—
Core deposits(c)	166,436	162,510	164,706	2%	1%	163,044	163,367	—
Wholesale funding(d)	18,853	21,821	20,202	(14%)	(7%)	21,332	23,135	(8%)
Bancorp shareholders' equity	21,527	21,216	19,893	1%	8%	20,858	19,398	8%

Regulatory Capital Ratios(e)(f)
CET1 capital	10.77% %	10.57% %	10.57% %	20	20	10.77% %	10.57% %	20
Tier 1 risk-based capital	11.82% %	11.63% %	11.86% %	19	(4)	11.82% %	11.86% %	(4)
Total risk-based capital	13.73% %	13.54% %	13.86% %	19	(13)	13.73% %	13.86% %	(13)
Leverage	9.42% %	9.24% %	9.22% %	18	20	9.42% %	9.22% %	20

Additional Metrics
Banking centers	1,130	1,102	1,089	3%	4%	1,130	1,089	4%
ATMs	2,199	2,184	2,080	1%	6%	2,199	2,080	6%
Full-time equivalent employees	18,676	18,476	18,616	1%	—	18,676	18,616	—
Assets under care ($ in billions)(h)	$690	$681	$634	1%	9%	$690	$634	9%
Assets under management ($ in billions)(h)	80	77	69	4%	16%	80	69	16%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings and money market deposits..
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios as of December 31, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	December	September	June	March	December
	2025	2025	2025	2025	2024
Income Statement Data
Net interest income	$1,529	$1,520	$1,495	$1,437	$1,437
Net interest income (FTE)(a)	1,533	1,525	1,500	1,442	1,443
Noninterest income	811	781	750	694	732
Total revenue (FTE)(a)	2,344	2,306	2,250	2,136	2,175
Provision for credit losses	119	197	173	174	179
Noninterest expense	1,309	1,267	1,264	1,304	1,226
Net income	731	649	628	515	620
Net income available to common shareholders	699	608	591	478	582

Earnings Per Share Data
Net income allocated to common shareholders	$699	$608	$591	$478	$582
Average common shares outstanding (in thousands):
Basic	664,384	666,427	670,787	671,052	675,307
Diluted	669,153	670,878	674,034	676,040	681,456
Earnings per share, basic	$1.05	$0.91	$0.88	$0.71	$0.86
Earnings per share, diluted	1.04	0.91	0.88	0.71	0.85

Common Share Data
Cash dividends per common share	$0.40	$0.40	$0.37	$0.37	$0.37
Book value per share	30.18	29.26	28.47	27.41	26.17
Market value per share	46.81	44.55	41.13	39.20	42.28
Common shares outstanding (in thousands)	661,198	660,973	667,710	667,272	669,854
Market capitalization	$30,951	$29,446	$27,463	$26,157	$28,321

Financial Ratios
Return on average assets	1.36% %	1.21% %	1.20% %	0.99% %	1.17% %
Return on average common equity	14.0% %	12.6% %	12.8% %	10.8% %	13.0% %
Return on average tangible common equity(a)	19.0% %	17.3% %	17.6% %	15.2% %	18.4% %
Noninterest income as a percent of total revenue(a)	35% %	34% %	33% %	32% %	34% %
Dividend payout	38.1% %	44.0% %	42.0% %	52.1% %	43.0% %
Average total Bancorp shareholders’ equity as a percent of average assets	10.11% %	10.02% %	9.82% %	9.50% %	9.40% %
Tangible common equity(a)	8.46% %	8.29% %	8.38% %	8.07% %	8.03% %
Net interest margin (FTE)(a)	3.13% %	3.13% %	3.12% %	3.03% %	2.97% %
Efficiency (FTE)(a)	55.8% %	54.9% %	56.2% %	61.0% %	56.4% %
Effective tax rate	19.8% %	22.6% %	22.2% %	21.2% %	18.8% %

Credit Quality
Net losses charged-off	$125	$339	$139	$136	$136
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.40% %	1.09% %	0.45% %	0.46% %	0.46% %
ALLL as a percent of portfolio loans and leases	1.84% %	1.84% %	1.97% %	1.95% %	1.96% %
ACL as a percent of portfolio loans and leases(g)	1.96% %	1.96% %	2.09% %	2.07% %	2.08% %
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.65% %	0.65% %	0.72% %	0.81% %	0.71% %

Average Balances
Loans and leases, including held for sale	$124,147	$123,993	$123,657	$121,764	$118,492
Securities and other short-term investments	69,997	69,507	69,025	71,044	75,021
Assets	213,021	211,770	210,554	210,558	211,709
Transaction deposits(b)	155,895	151,669	150,881	151,431	154,114
Core deposits(c)	166,436	162,510	161,375	161,811	164,706
Wholesale funding(d)	18,853	21,821	22,423	22,262	20,202
Bancorp shareholders’ equity	21,527	21,216	20,670	20,000	19,893

Regulatory Capital Ratios(e)(f)
CET1 capital	10.77% %	10.57% %	10.58% %	10.43% %	10.57% %
Tier 1 risk-based capital	11.82% %	11.63% %	11.85% %	11.71% %	11.86% %
Total risk-based capital	13.73% %	13.54% %	13.77% %	13.63% %	13.86% %
Leverage	9.42% %	9.24% %	9.42% %	9.23% %	9.22% %

Additional Metrics
Banking centers	1,130	1,102	1,089	1,084	1,089
ATMs	2,199	2,184	2,170	2,069	2,080
Full-time equivalent employees	18,676	18,476	18,690	18,786	18,616
Assets under care ($ in billions)(h)	$690	$681	$657	$639	$634
Assets under management ($ in billions)(h)	80	77	73	68	69
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings and money market deposits.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios as of December 31, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	December	September	December			December	December
	2025	2025	2024	Seq	Yr/Yr	2025	2024	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,862	$1,909	$1,836	(2%)	1%	$7,466	$7,477	—
Interest on securities	431	444	464	(3%)	(7%)	1,785	1,839	(3%)
Interest on other short-term investments	175	166	228	5%	(23%)	652	1,110	(41%)
Total interest income	2,468	2,519	2,528	(2%)	(2%)	9,903	10,426	(5%)

Interest Expense
Interest on deposits	726	750	856	(3%)	(15%)	2,952	3,736	(21%)
Interest on short-term borrowings(a)	34	61	25	(44%)	36%	215	168	28%
Interest on long-term debt	179	188	210	(5%)	(15%)	754	892	(15%)
Total interest expense	939	999	1,091	(6%)	(14%)	3,921	4,796	(18%)

Net Interest Income	1,529	1,520	1,437	1%	6%	5,982	5,630	6%

Provision for credit losses	119	197	179	(40%)	(34%)	662	530	25%
Net Interest Income After Provision for Credit Losses	1,410	1,323	1,258	7%	12%	5,320	5,100	4%

Noninterest Income
Wealth and asset management revenue	185	181	163	2%	13%	704	647	9%
Commercial payments revenue	167	157	155	6%	8%	630	608	4%
Consumer banking revenue	143	144	137	(1%)	4%	571	555	3%
Capital markets fees	121	115	123	5%	(2%)	415	424	(2%)
Commercial banking revenue	102	87	109	17%	(6%)	349	377	(7%)
Mortgage banking net revenue	56	58	57	(3%)	(2%)	227	211	8%
Other noninterest income (loss)	42	29	(4)	45%	NM	126	12	950%
Securities gains (losses), net	(5)	10	(8)	NM	(38%)	13	15	(13%)
Total noninterest income	811	781	732	4%	11%	3,035	2,849	7%

Noninterest Expense
Compensation and benefits	683	685	665	—	3%	2,815	2,763	2%
Technology and communications	138	128	123	8%	12%	516	474	9%
Net occupancy expense	89	89	88	—	1%	349	339	3%
Equipment expense	43	44	39	(2%)	10%	169	153	10%
Loan and lease expense	41	39	36	5%	14%	146	132	11%
Marketing expense	37	34	23	9%	61%	142	115	23%
Card and processing expense	27	22	21	23%	29%	92	84	10%
Other noninterest expense	251	226	231	11%	9%	915	973	(6%)
Total noninterest expense	1,309	1,267	1,226	3%	7%	5,144	5,033	2%
Income Before Income Taxes	912	837	764	9%	19%	3,211	2,916	10%
Applicable income tax expense	181	188	144	(4%)	26%	689	602	14%
Net Income	731	649	620	13%	18%	2,522	2,314	9%
Dividends on preferred stock	32	41	38	(22%)	(16%)	146	159	(8%)
Net Income Available to Common Shareholders	$699	$608	$582	15%	20%	$2,376	$2,155	10%
(a)Effective December 31, 2025, interest on federal funds purchased and interest on other short-term borrowings are included in interest on short-term borrowings. Prior periods have been adjusted to conform to current period presentation.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2025	2025	2025	2025	2024
Interest Income
Interest and fees on loans and leases	$1,862	$1,909	$1,881	$1,816	$1,836
Interest on securities	431	444	458	451	464
Interest on other short-term investments	175	166	145	165	228
Total interest income	2,468	2,519	2,484	2,432	2,528

Interest Expense
Interest on deposits	726	750	732	743	856
Interest on short-term borrowings(a)	34	61	61	58	25
Interest on long-term debt	179	188	196	194	210
Total interest expense	939	999	989	995	1,091

Net Interest Income	1,529	1,520	1,495	1,437	1,437

Provision for credit losses	119	197	173	174	179
Net Interest Income After Provision for Credit Losses	1,410	1,323	1,322	1,263	1,258

Noninterest Income
Wealth and asset management revenue	185	181	166	172	163
Commercial payments revenue	167	157	152	153	155
Consumer banking revenue	143	144	147	137	137
Capital markets fees	121	115	90	90	123
Commercial banking revenue	102	87	79	80	109
Mortgage banking net revenue	56	58	56	57	57
Other noninterest income (loss)	42	29	44	14	(4)
Securities (losses) gains, net	(5)	10	16	(9)	(8)
Total noninterest income	811	781	750	694	732

Noninterest Expense
Compensation and benefits	683	685	698	750	665
Technology and communications	138	128	126	123	123
Net occupancy expense	89	89	83	87	88
Equipment expense	43	44	41	42	39
Loan and lease expense	41	39	36	30	36
Marketing expense	37	34	43	28	23
Card and processing expense	27	22	22	21	21
Other noninterest expense	251	226	215	223	231
Total noninterest expense	1,309	1,267	1,264	1,304	1,226
Income Before Income Taxes	912	837	808	653	764
Applicable income tax expense	181	188	180	138	144
Net Income	731	649	628	515	620
Dividends on preferred stock	32	41	37	37	38
Net Income Available to Common Shareholders	$699	$608	$591	$478	$582
(a)Effective December 31, 2025, interest on federal funds purchased and interest on other short-term borrowings are included in interest on short-term borrowings. Prior periods have been adjusted to conform to current period presentation.

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	December	September	December
	2025	2025	2024	Seq	Yr/Yr
Assets
Cash and due from banks	$3,499	$2,901	$3,014	21%	16%
Other short-term investments	18,876	17,215	17,120	10%	10%
Available-for-sale debt and other securities(a)	36,159	36,461	39,547	(1%)	(9%)
Held-to-maturity securities(b)	11,368	11,498	11,278	(1%)	1%
Trading debt securities	1,057	1,266	1,185	(17%)	(11%)
Equity securities	453	287	341	58%	33%
Loans and leases held for sale	733	576	640	27%	15%
Portfolio loans and leases:
Commercial and industrial loans	52,749	53,947	52,271	(2%)	1%
Commercial mortgage loans	12,228	11,932	12,246	2%	—
Commercial construction loans	5,316	5,326	5,588	—	(5%)
Commercial leases	3,269	3,218	3,188	2%	3%
Total commercial loans and leases	73,562	74,423	73,293	(1%)	—
Residential mortgage loans	17,652	17,644	17,543	—	1%
Home equity	4,846	4,678	4,188	4%	16%
Indirect secured consumer loans	17,964	17,885	16,313	—	10%
Credit card	1,747	1,692	1,734	3%	1%
Solar energy installation loans	4,560	4,432	4,202	3%	9%
Other consumer loans	2,320	2,376	2,518	(2%)	(8%)
Total consumer loans	49,089	48,707	46,498	1%	6%
Portfolio loans and leases	122,651	123,130	119,791	—	2%
Allowance for loan and lease losses	(2,253)	(2,265)	(2,352)	(1%)	(4%)
Portfolio loans and leases, net	120,398	120,865	117,439	—	3%
Bank premises and equipment	2,734	2,655	2,475	3%	10%
Operating lease equipment	374	379	319	(1%)	17%
Goodwill	4,947	4,947	4,918	—	1%
Intangible assets	69	76	90	(9%)	(23%)
Servicing rights	1,598	1,601	1,704	—	(6%)
Other assets	12,111	12,176	12,857	(1%)	(6%)
Total Assets	$214,376	$212,903	$212,927	1%	1%

Liabilities
Deposits:
Demand	$42,647	$41,830	$41,038	2%	4%
Interest checking	61,155	57,239	59,306	7%	3%
Savings	16,155	16,110	17,147	—	(6%)
Money market	39,285	38,748	36,605	1%	7%
CDs $250,000 or less	10,599	10,667	10,798	(1%)	(2%)
CDs over $250,000	1,978	1,975	2,358	—	(16%)
Total deposits	171,819	166,569	167,252	3%	3%
Short-term borrowings(d)	926	5,260	4,654	(82%)	(80%)
Accrued taxes, interest and expenses	2,083	1,943	2,137	7%	(3%)
Other liabilities	4,235	4,347	4,902	(3%)	(14%)
Long-term debt	13,589	13,677	14,337	(1%)	(5%)
Total Liabilities	192,652	191,796	193,282	—	—
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,770	1,770	2,116	—	(16%)
Capital surplus	3,831	3,813	3,804	—	1%
Retained earnings	25,488	25,057	24,150	2%	6%
Accumulated other comprehensive loss	(3,110)	(3,276)	(4,636)	(5%)	(33%)
Treasury stock	(8,306)	(8,308)	(7,840)	—	6%
Total Equity	21,724	21,107	19,645	3%	11%
Total Liabilities and Equity	$214,376	$212,903	$212,927	1%	1%
(a) Amortized cost	$39,107	$39,617	$43,878	(1%)	(11%)
(b) Market values	11,404	11,506	10,965	(1%)%)	4% %
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	661,198	660,973	669,854	—	—
Treasury	262,695	262,919	254,039	—	—
(d) Effective December 31, 2025, federal funds purchased and other short-term borrowings are included in short-term borrowings. Prior periods have been adjusted to conform to current period presentation.

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	December	September	June	March	December
	2025	2025	2025	2025	2024
Assets
Cash and due from banks	$3,499	$2,901	$2,972	$3,009	$3,014
Other short-term investments	18,876	17,215	13,043	14,965	17,120
Available-for-sale debt and other securities(a)	36,159	36,461	38,270	39,747	39,547
Held-to-maturity securities(b)	11,368	11,498	11,630	11,185	11,278
Trading debt securities	1,057	1,266	1,324	1,159	1,185
Equity securities	453	287	404	494	341
Loans and leases held for sale	733	576	646	473	640
Portfolio loans and leases:
Commercial and industrial loans	52,749	53,947	53,312	53,700	52,271
Commercial mortgage loans	12,228	11,932	12,112	12,357	12,246
Commercial construction loans	5,316	5,326	5,551	5,952	5,588
Commercial leases	3,269	3,218	3,177	3,128	3,188
Total commercial loans and leases	73,562	74,423	74,152	75,137	73,293
Residential mortgage loans	17,652	17,644	17,681	17,581	17,543
Home equity	4,846	4,678	4,485	4,265	4,188
Indirect secured consumer loans	17,964	17,885	17,591	16,804	16,313
Credit card	1,747	1,692	1,707	1,660	1,734
Solar energy installation loans	4,560	4,432	4,316	4,262	4,202
Other consumer loans	2,320	2,376	2,464	2,482	2,518
Total consumer loans	49,089	48,707	48,244	47,054	46,498
Portfolio loans and leases	122,651	123,130	122,396	122,191	119,791
Allowance for loan and lease losses	(2,253)	(2,265)	(2,412)	(2,384)	(2,352)
Portfolio loans and leases, net	120,398	120,865	119,984	119,807	117,439
Bank premises and equipment	2,734	2,655	2,560	2,506	2,475
Operating lease equipment	374	379	344	314	319
Goodwill	4,947	4,947	4,918	4,918	4,918
Intangible assets	69	76	75	82	90
Servicing rights	1,598	1,601	1,629	1,663	1,704
Other assets	12,111	12,176	12,192	12,347	12,857
Total Assets	$214,376	$212,903	$209,991	$212,669	$212,927

Liabilities
Deposits:
Demand	$42,647	$41,830	$42,174	$40,855	$41,038
Interest checking	61,155	57,239	55,524	58,420	59,306
Savings	16,155	16,110	16,614	17,583	17,147
Money market	39,285	38,748	36,586	36,505	36,605
CDs $250,000 or less	10,599	10,667	10,883	10,248	10,798
CDs over $250,000	1,978	1,975	2,426	1,894	2,358
Total deposits	171,819	166,569	164,207	165,505	167,252
Short-term borrowings(d)	926	5,260	3,571	5,684	4,654
Accrued taxes, interest and expenses	2,083	1,943	1,970	1,722	2,137
Other liabilities	4,235	4,347	4,627	4,816	4,902
Long-term debt	13,589	13,677	14,492	14,539	14,337
Total Liabilities	192,652	191,796	188,867	192,266	193,282
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,770	1,770	2,116	2,116	2,116
Capital surplus	3,831	3,813	3,794	3,773	3,804
Retained earnings	25,488	25,057	24,718	24,377	24,150
Accumulated other comprehensive loss	(3,110)	(3,276)	(3,546)	(3,895)	(4,636)
Treasury stock	(8,306)	(8,308)	(8,009)	(8,019)	(7,840)
Total Equity	21,724	21,107	21,124	20,403	19,645
Total Liabilities and Equity	$214,376	$212,903	$209,991	$212,669	$212,927
(a) Amortized cost	$39,107	$39,617	$41,731	$43,445	$43,878
(b) Market values	11,404	11,506	11,547	11,072	10,965
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	661,198	660,973	667,710	667,272	669,854
Treasury	262,695	262,919	256,183	256,621	254,039
(d) Effective December 31, 2025, federal funds purchased and other short-term borrowings are included in short-term borrowings. Prior periods have been adjusted to conform to current period presentation.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	December	December	December	December
	2025	2024	2025	2024
Total Equity, Beginning	$21,107	$20,784	$19,645	$19,172
Net income	731	620	2,522	2,314
Other comprehensive income, net of tax:
Change in unrealized gains (losses):
Available-for-sale debt securities	159	(747)	1,049	29
Qualifying cash flow hedges	(18)	(468)	379	(282)
Amortization of unrealized losses on securities transferred to held-to-maturity	25	25	97	101
Change in accumulated other comprehensive income related to employee benefit plans	—	—	1	1
Other	—	—	—	2
Comprehensive income	897	(570)	4,048	2,165
Cash dividends declared:
Common stock	(268)	(252)	(1,038)	(992)
Preferred stock	(32)	(38)	(142)	(159)
Impact of stock transactions under stock compensation plans, net	20	24	90	99
Shares acquired for treasury	—	(303)	(529)	(630)
Redemption of preferred stock	—	—	(350)	—
Impact of cumulative effect of change in accounting principle	—	—	—	(10)
Total Equity, Ending	$21,724	$19,645	$21,724	$19,645

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	For the Three Months Ended
$ in millions	December			September			December
(unaudited)	2025			2025			2024
	Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate		Balance	Yield/Rate		Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$53,960	5.96%	%	$54,196	6.20%	%	$51,575	6.65%	%
Commercial mortgage loans(a)	12,083	5.95%	%	12,043	6.26%	%	11,822	5.76%	%
Commercial construction loans(a)	5,399	6.84%	%	5,541	7.17%	%	5,711	6.58%	%
Commercial leases(a)	3,172	4.68%	%	3,177	4.70%	%	2,902	4.62%	%
Total commercial loans and leases	74,614	5.96%	%	74,957	6.22%	%	72,010	6.42%	%
Residential mortgage loans	18,358	4.01%	%	18,279	4.03%	%	17,906	3.80%	%
Home equity	4,770	7.23%	%	4,580	7.43%	%	4,125	7.95%	%
Indirect secured consumer loans	17,879	5.62%	%	17,729	5.65%	%	16,100	5.53%	%
Credit card	1,695	14.04%	%	1,678	14.26%	%	1,668	14.24%	%
Solar energy installation loans	4,486	9.00%	%	4,355	8.76%	%	4,137	7.91%	%
Other consumer loans	2,345	9.33%	%	2,415	9.25%	%	2,546	9.28%	%
Total consumer loans	49,533	5.94%	%	49,036	5.96%	%	46,482	5.81%	%
Total loans and leases	124,147	5.96%	%	123,993	6.12%	%	118,492	6.18%	%
Securities:
Taxable securities	51,157	3.28%	%	53,244	3.25%	%	55,319	3.27%	%
Tax exempt securities(a)	1,355	3.12%	%	1,348	3.18%	%	1,383	3.18%	%
Other short-term investments	17,485	3.96%	%	14,915	4.43%	%	18,319	4.94%	%
Total interest-earning assets	194,144	5.05%	%	193,500	5.18%	%	193,513	5.21%	%
Cash and due from banks	2,716			2,485			2,664
Other assets	18,425			18,196			17,838
Allowance for loan and lease losses	(2,264)			(2,411)			(2,306)
Total Assets	$213,021			$211,770			$211,709

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$58,612	2.45%	%	$56,624	2.72%	%	$59,441	2.98%	%
Savings deposits	16,103	0.40%	%	16,376	0.46%	%	17,257	0.64%	%
Money market deposits	39,409	2.39%	%	37,434	2.40%	%	37,279	2.65%	%
CDs $250,000 or less	10,541	3.43%	%	10,841	3.46%	%	10,592	3.95%	%
Total interest-bearing core deposits	124,665	2.25%	%	121,275	2.38%	%	124,569	2.64%	%
CDs over $250,000	1,948	3.94%	%	2,244	4.00%	%	2,531	4.83%	%
Total interest-bearing deposits	126,613	2.28%	%	123,519	2.41%	%	127,100	2.68%	%
Federal funds purchased	204	3.92%	%	198	4.35%	%	223	4.73%	%
Securities sold under repurchase agreements	365	1.46%	%	376	1.65%	%	313	1.15%	%
FHLB advances	2,552	4.47%	%	4,920	4.51%	%	1,567	4.87%	%
Derivative collateral and other secured borrowings	84	6.92%	%	82	6.13%	%	76	7.68%	%
Long-term debt	13,700	5.20%	%	14,001	5.31%	%	15,492	5.40%	%
Total interest-bearing liabilities	143,518	2.60%	%	143,096	2.77%	%	144,771	3.00%	%
Demand deposits	41,771			41,235			40,137
Other liabilities	6,205			6,223			6,908
Total Liabilities	191,494			190,554			191,816
Total Equity	21,527			21,216			19,893
Total Liabilities and Equity	$213,021			$211,770			$211,709
Ratios:
Net interest margin (FTE)(b)		3.13%	%		3.13%	%		2.97%	%
Net interest rate spread (FTE)(b)		2.45%	%		2.41%	%		2.21%	%
Interest-bearing liabilities to interest-earning assets		73.92%	%		73.95%	%		74.81%	%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	Year to Date
$ in millions	December			December
(unaudited)	2025			2024
	Average	Average		Average	Average
	Balance	Yield/Rate		Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$53,927	6.16%	%	$52,210	7.00%	%
Commercial mortgage loans(a)	12,232	6.08%	%	11,501	6.14%	%
Commercial construction loans(a)	5,639	7.02%	%	5,835	7.02%	%
Commercial leases(a)	3,145	4.75%	%	2,677	4.44%	%
Total commercial loans and leases	74,943	6.15%	%	72,223	6.77%	%
Residential mortgage loans	18,194	4.00%	%	17,537	3.68%	%
Home equity	4,491	7.40%	%	4,002	8.25%	%
Indirect secured consumer loans	17,338	5.62%	%	15,583	5.27%	%
Credit card	1,665	14.34%	%	1,719	13.70%	%
Solar energy installation loans	4,333	8.48%	%	3,960	8.04%	%
Other consumer loans	2,435	9.26%	%	2,700	9.19%	%
Total consumer loans	48,456	5.91%	%	45,501	5.71%	%
Total loans and leases	123,399	6.06%	%	117,724	6.36%	%
Securities:
Taxable securities	53,613	3.27%	%	55,227	3.26%	%
Tax exempt securities(a)	1,361	3.17%	%	1,392	3.25%	%
Other short-term investments	14,915	4.37%	%	20,457	5.43%	%
Total interest-earning assets	193,288	5.13%	%	194,800	5.36%	%
Cash and due from banks	2,508			2,677
Other assets	18,040			17,637
Allowance for loan and lease losses	(2,353)			(2,308)
Total Assets	$211,483			$212,806

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$57,484	2.63%	%	$58,757	3.28%	%
Savings deposits	16,663	0.47%	%	17,594	0.68%	%
Money market deposits	37,406	2.41%	%	36,165	2.90%	%
CDs $250,000 or less	10,565	3.50%	%	10,537	4.10%	%
Total interest-bearing core deposits	122,118	2.34%	%	123,053	2.87%	%
CDs over $250,000	2,184	4.12%	%	4,069	5.11%	%
Total interest-bearing deposits	124,302	2.37%	%	127,122	2.94%	%
Federal funds purchased	200	4.26%	%	207	5.21%	%
Securities sold under repurchase agreements	345	1.32%	%	362	1.86%	%
FHLB advances	4,299	4.56%	%	2,602	5.56%	%
Derivative collateral and other secured borrowings	86	6.27%	%	60	8.92%	%
Long-term debt	14,218	5.31%	%	15,835	5.63%	%
Total interest-bearing liabilities	143,450	2.73%	%	146,188	3.28%	%
Demand deposits	40,926			40,314
Other liabilities	6,249			6,906
Total Liabilities	190,625			193,408
Total Equity	20,858			19,398
Total Liabilities and Equity	$211,483			$212,806
Ratios:
Net interest margin (FTE)(b)		3.11%	%		2.90%	%
Net interest rate spread (FTE)(b)		2.40%	%		2.08%	%
Interest-bearing liabilities to interest-earning assets		74.22%	%		75.05%	%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2025	2025	2025	2025	2024
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$53,947	$54,170	$54,075	$53,401	$51,567
Commercial mortgage loans	12,079	12,027	12,410	12,368	11,792
Commercial construction loans	5,399	5,541	5,810	5,797	5,702
Commercial leases	3,172	3,177	3,120	3,110	2,902
Total commercial loans and leases	74,597	74,915	75,415	74,676	71,963
Consumer loans:
Residential mortgage loans	17,660	17,656	17,615	17,552	17,322
Home equity	4,769	4,579	4,383	4,222	4,125
Indirect secured consumer loans	17,879	17,729	17,248	16,476	16,100
Credit card	1,694	1,678	1,659	1,627	1,668
Solar energy installation loans	4,486	4,355	4,268	4,221	4,137
Other consumer loans	2,345	2,414	2,483	2,498	2,545
Total consumer loans	48,833	48,411	47,656	46,596	45,897
Total average portfolio loans and leases	$123,430	$123,326	$123,071	$121,272	$117,860

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$19	$44	$45	$64	$48
Consumer loans held for sale	698	623	541	428	584
Average loans and leases held for sale	$717	$667	$586	$492	$632

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$52,749	$53,947	$53,312	$53,700	$52,271
Commercial mortgage loans	12,228	11,932	12,112	12,357	12,246
Commercial construction loans	5,316	5,326	5,551	5,952	5,588
Commercial leases	3,269	3,218	3,177	3,128	3,188
Total commercial loans and leases	73,562	74,423	74,152	75,137	73,293
Consumer loans:
Residential mortgage loans	17,652	17,644	17,681	17,581	17,543
Home equity	4,846	4,678	4,485	4,265	4,188
Indirect secured consumer loans	17,964	17,885	17,591	16,804	16,313
Credit card	1,747	1,692	1,707	1,660	1,734
Solar energy installation loans	4,560	4,432	4,316	4,262	4,202
Other consumer loans	2,320	2,376	2,464	2,482	2,518
Total consumer loans	49,089	48,707	48,244	47,054	46,498
Total portfolio loans and leases	$122,651	$123,130	$122,396	$122,191	$119,791

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$75	$8	$74	$28	$66
Consumer loans held for sale	658	568	572	445	574
Loans and leases held for sale	$733	$576	$646	$473	$640

Operating lease equipment	$374	$379	$344	$314	$319

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,290	$1,206	$1,166	$1,104	$1,071
Commercial mortgage loans	501	558	601	603	579
Commercial construction loans	291	304	333	367	348
Commercial leases	853	764	757	755	725
Residential mortgage loans	87,827	89,639	91,201	92,769	94,225
Solar energy installation loans	686	692	557	575	593
Other consumer loans	92	98	105	112	119
Total loans and leases serviced for others	91,540	93,261	94,720	96,285	97,660
Total loans and leases owned or serviced	$215,298	$217,346	$218,106	$219,263	$218,410
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	December		September		June		March		December
	2025(a)		2025		2025		2025		2024
Regulatory Capital(b)
CET1 capital	$18,101		$17,645		$17,616		$17,239		$17,339
Additional tier 1 capital	1,770		1,770		2,116		2,116		2,116
Tier 1 capital	19,871		19,415		19,732		19,355		19,455
Tier 2 capital	3,204		3,204		3,197		3,175		3,291
Total regulatory capital	$23,075		$22,619		$22,929		$22,530		$22,746
Risk-weighted assets	$168,121		$166,999		$166,517		$165,326		$164,102

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	10.11%	%	10.02%	%	9.82%	%	9.50%	%	9.40%	%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	10.77%	%	10.57%	%	10.58%	%	10.43%	%	10.57%	%
Tier 1 risk-based capital	11.82%	%	11.63%	%	11.85%	%	11.71%	%	11.86%	%
Total risk-based capital	13.73%	%	13.54%	%	13.77%	%	13.63%	%	13.86%	%
Leverage	9.42%	%	9.24%	%	9.42%	%	9.23%	%	9.22%	%

Fifth Third Bank, National Association
Tier 1 risk-based capital	13.04%	%	12.95%	%	12.87%	%	12.78%	%	12.86%	%
Total risk-based capital	14.28%	%	14.19%	%	14.12%	%	14.02%	%	14.19%	%
Leverage	10.41%	%	10.31%	%	10.25%	%	10.10%	%	10.02%	%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios as of December 31, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2025	2025	2025	2025	2024
Average portfolio loans and leases:
Commercial and industrial loans	$53,947	$54,170	$54,075	$53,401	$51,567
Commercial mortgage loans	12,079	12,027	12,410	12,368	11,792
Commercial construction loans	5,399	5,541	5,810	5,797	5,702
Commercial leases	3,172	3,177	3,120	3,110	2,902
Total commercial loans and leases	74,597	74,915	75,415	74,676	71,963
Residential mortgage loans	17,660	17,656	17,615	17,552	17,322
Home equity	4,769	4,579	4,383	4,222	4,125
Indirect secured consumer loans	17,879	17,729	17,248	16,476	16,100
Credit card	1,694	1,678	1,659	1,627	1,668
Solar energy installation loans	4,486	4,355	4,268	4,221	4,137
Other consumer loans	2,345	2,414	2,483	2,498	2,545
Total consumer loans	48,833	48,411	47,656	46,596	45,897
Total average portfolio loans and leases	$123,430	$123,326	$123,071	$121,272	$117,860

Losses charged-off:
Commercial and industrial loans	($61)	($280)	($84)	($54)	($61)
Commercial mortgage loans	(7)	(2)	(4)	(11)	—
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	—	(2)	(2)	(2)
Total commercial loans and leases	(69)	(282)	(90)	(67)	(63)
Residential mortgage loans	—	—	—	—	(1)
Home equity	(2)	(1)	(2)	(2)	(2)
Indirect secured consumer loans	(41)	(34)	(33)	(36)	(39)
Credit card	(20)	(20)	(20)	(22)	(21)
Solar energy installation loans	(22)	(20)	(23)	(21)	(20)
Other consumer loans	(23)	(25)	(26)	(25)	(29)
Total consumer loans	(108)	(100)	(104)	(106)	(112)
Total losses charged-off	($177)	($382)	($194)	($173)	($175)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$17	$6	$15	$2	$6
Commercial mortgage loans	1	1	1	1	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	3	—	—
Total commercial loans and leases	18	7	19	3	6
Residential mortgage loans	1	1	1	—	1
Home equity	1	2	2	2	2
Indirect secured consumer loans	14	16	17	15	12
Credit card	5	4	5	5	4
Solar energy installation loans	5	4	3	3	3
Other consumer loans	8	9	8	9	11
Total consumer loans	34	36	36	34	33
Total recoveries of losses previously charged-off	$52	$43	$55	$37	$39

Net losses charged-off:
Commercial and industrial loans	($44)	($274)	($69)	($52)	($55)
Commercial mortgage loans	(6)	(1)	(3)	(10)	—
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	—	1	(2)	(2)
Total commercial loans and leases	(51)	(275)	(71)	(64)	(57)
Residential mortgage loans	1	1	1	—	—
Home equity	(1)	1	—	—	—
Indirect secured consumer loans	(27)	(18)	(16)	(21)	(27)
Credit card	(15)	(16)	(15)	(17)	(17)
Solar energy installation loans	(17)	(16)	(20)	(18)	(17)
Other consumer loans	(15)	(16)	(18)	(16)	(18)
Total consumer loans	(74)	(64)	(68)	(72)	(79)
Total net losses charged-off	($125)	($339)	($139)	($136)	($136)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.32% %	2.01% %	0.51% %	0.39% %	0.42% %
Commercial mortgage loans	0.21% %	0.04% %	0.11% %	0.34% %	0.01% %
Commercial construction loans	—	—	—	—	—
Commercial leases	0.16% %	(0.04%)%)	(0.10%)%)	0.29% %	0.32% %
Total commercial loans and leases	0.27% %	1.46% %	0.38% %	0.35% %	0.32% %
Residential mortgage loans	(0.01%)%)	(0.02%)%)	(0.01%)%)	—	(0.01%)%)
Home equity	0.06% %	(0.05%)%)	0.02% %	0.04% %	(0.01%)%)
Indirect secured consumer loans	0.59% %	0.40% %	0.37% %	0.53% %	0.66% %
Credit card	3.62% %	3.70% %	3.74% %	4.19% %	4.00% %
Solar energy installation loans	1.45% %	1.47% %	1.86% %	1.73% %	1.64% %
Other consumer loans	2.46% %	2.51% %	2.49% %	2.52% %	2.84% %
Total consumer loans	0.59% %	0.52% %	0.56% %	0.63% %	0.68% %
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.40% %	1.09% %	0.45% %	0.46% %	0.46% %

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2025	2025	2025	2025	2024
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,265	$2,412	$2,384	$2,352	$2,305
Total net losses charged-off	(125)	(339)	(139)	(136)	(136)
Provision for loan and lease losses	113	192	167	168	183
Allowance for loan and lease losses, ending	$2,253	$2,265	$2,412	$2,384	$2,352

Reserve for unfunded commitments, beginning	$151	$146	$140	$134	$138
Provision for (benefit from) the reserve for unfunded commitments	6	5	6	6	(4)
Reserve for unfunded commitments, ending	$157	$151	$146	$140	$134

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,253	$2,265	$2,412	$2,384	$2,352
Reserve for unfunded commitments	157	151	146	140	134
Total allowance for credit losses	$2,410	$2,416	$2,558	$2,524	$2,486

	As of
	December	September	June	March	December
	2025	2025	2025	2025	2024
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$393	$393	$460	$537	$374
Commercial mortgage loans	34	42	48	70	79
Commercial construction loans	—	—	—	—	1
Commercial leases	—	—	—	16	2
Residential mortgage loans	149	142	143	145	137
Home equity	71	72	75	69	70
Indirect secured consumer loans	61	61	65	60	55
Credit card	29	29	29	31	32
Solar energy installation loans	22	22	26	30	64
Other consumer loans	8	7	7	8	9
Total nonaccrual portfolio loans and leases	767	768	853	966	823
Repossessed property	11	12	8	9	9
OREO	19	21	25	21	21
Total nonperforming portfolio loans and leases and OREO	797	801	886	996	853
Nonaccrual loans held for sale	70	4	27	21	7
Total nonperforming assets	$867	$805	$913	$1,017	$860

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$2	$2	$5	$2	$5
Commercial mortgage loans	—	—	3	6	—
Commercial construction loans	1	—	—	—	—
Commercial leases	—	—	—	—	1
Total commercial loans and leases	3	2	8	8	6
Residential mortgage loans(c)	10	11	8	8	6
Credit card	17	16	18	17	20
Total consumer loans	27	27	26	25	26
Total loans and leases 90 days past due (accrual)(b)	$30	$29	$34	$33	$32
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.40% %	1.09% %	0.45% %	0.46% %	0.46% %
Allowance for credit losses:
As a percent of portfolio loans and leases	1.96% %	1.96% %	2.09% %	2.07% %	2.08% %
As a percent of nonperforming portfolio loans and leases(a)	314% %	314% %	300% %	261% %	302% %
As a percent of nonperforming portfolio assets(a)	302% %	302% %	289% %	253% %	291% %
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.62% %	0.62% %	0.70% %	0.79% %	0.69% %
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.65% %	0.65% %	0.72% %	0.81% %	0.71% %
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.70% %	0.65% %	0.74% %	0.83% %	0.71% %
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” "adjusted total revenue," “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, adjusted total revenue, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	December	September	June	March	December
		2025	2025	2025	2025	2024
	Net interest income	$1,529	$1,520	$1,495	$1,437	$1,437
	Add: Taxable equivalent adjustment	4	5	5	5	6
	Net interest income (FTE) (a)	1,533	1,525	1,500	1,442	1,443

	Net interest income (annualized) (b)	6,066	6,030	5,996	5,828	5,717
	Net interest income (FTE) (annualized) (c)	6,082	6,050	6,016	5,848	5,741

	Interest income	2,468	2,519	2,484	2,432	2,528
	Add: Taxable equivalent adjustment	4	5	5	5	6
	Interest income (FTE)	2,472	2,524	2,489	2,437	2,534
	Interest income (FTE) (annualized) (d)	9,807	10,014	9,983	9,883	10,081

	Interest expense (annualized) (e)	3,725	3,963	3,967	4,035	4,340
	Average interest-earning assets (f)	194,144	193,500	192,682	192,808	193,513
	Average interest-bearing liabilities (g)	143,518	143,096	142,913	144,285	144,771

	Net interest margin (b) / (f)	3.12% %	3.12% %	3.11% %	3.02% %	2.95% %
	Net interest margin (FTE) (c) / (f)	3.13% %	3.13% %	3.12% %	3.03% %	2.97% %
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.45% %	2.41% %	2.40% %	2.33% %	2.21% %

	Income before income taxes	$912	$837	$808	$653	$764
	Add: Taxable equivalent adjustment	4	5	5	5	6
	Income before income taxes (FTE)	916	842	813	658	770

	Net income available to common shareholders	699	608	591	478	582
	Add: Intangible amortization, net of tax	5	5	5	6	7
	Tangible net income available to common shareholders (h)	704	613	596	484	589
	Tangible net income available to common shareholders (annualized) (i)	2,793	2,432	2,391	1,963	2,343

	Average Bancorp shareholders’ equity	21,527	21,216	20,670	20,000	19,893
Less:	Average preferred stock	(1,770)	(2,112)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,947)	(4,937)	(4,918)	(4,918)	(4,918)
	Average intangible assets	(72)	(77)	(79)	(86)	(94)
	Average tangible common equity, including AOCI (j)	14,738	14,090	13,557	12,880	12,765
Less:	Average AOCI	3,137	3,520	3,935	4,362	4,292
	Average tangible common equity, excluding AOCI (k)	17,875	17,610	17,492	17,242	17,057

	Total Bancorp shareholders’ equity	21,724	21,107	21,124	20,403	19,645
Less:	Preferred stock	(1,770)	(1,770)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,947)	(4,947)	(4,918)	(4,918)	(4,918)
	Intangible assets	(69)	(76)	(75)	(82)	(90)
	Tangible common equity, including AOCI (l)	14,938	14,314	14,015	13,287	12,521
Less:	AOCI	3,110	3,276	3,546	3,895	4,636
	Tangible common equity, excluding AOCI (m)	18,048	17,590	17,561	17,182	17,157
Add:	Preferred stock	1,770	1,770	2,116	2,116	2,116
	Tangible equity (n)	19,818	19,360	19,677	19,298	19,273

	Total assets	214,376	212,903	209,991	212,669	212,927
Less:	Goodwill	(4,947)	(4,947)	(4,918)	(4,918)	(4,918)
	Intangible assets	(69)	(76)	(75)	(82)	(90)
	Tangible assets, including AOCI (o)	209,360	207,880	204,998	207,669	207,919
Less:	AOCI, before tax	4,092	4,311	4,666	5,125	5,868
	Tangible assets, excluding AOCI (p)	$213,452	$212,191	$209,664	$212,794	$213,787

	Common shares outstanding (q)	661	661	668	667	670

	Tangible equity (n) / (p)	9.28% %	9.12% %	9.39% %	9.07% %	9.02% %
	Tangible common equity (excluding AOCI) (m) / (p)	8.46% %	8.29% %	8.38% %	8.07% %	8.03% %
	Tangible common equity (including AOCI) (l) / (o)	7.14% %	6.89% %	6.84% %	6.40% %	6.02% %
	Tangible book value per share (including AOCI) (l) / (q)	$22.60	$21.66	$20.98	$19.92	$18.69
	Tangible book value per share (excluding AOCI) (m) / (q)	$27.30	$26.61	$26.29	$25.76	$25.61

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	December	September	December
	2025	2025	2024
Net income (r)	$731	$649	$620
Net income (annualized) (s)	2,900	2,575	2,467

Adjustments (pre-tax items)
Interchange litigation matters	11	27	55
Non-qualified deferred compensation expense/(benefit)	(5)	11	(7)
Securities (gains)/losses	5	(10)	8
Litigation settlements	(12)	—	—
Merger-related expenses	13	—	—
FDIC special assessment	(25)	(6)	(11)
Fifth Third Foundation contribution	50	—	15
Adjustments, after-tax (t)(a)(b)	31	16	47

Adjustments (tax related items)
Benefit related to the resolution of certain tax matters	(7)	—	(15)
Adjustments (tax related items) (u)	(7)	—	(15)

Noninterest income (v)	811	781	732
Interchange litigation matters	8	18	51
Litigation settlements	(12)	—	—
Noninterest income excluding certain item(s)	807	799	783
Securities (gains)/losses	5	(10)	8
Adjusted noninterest income, excluding certain items and securities (gains)/losses (w)	812	789	791

Noninterest expense (x)	1,309	1,267	1,226
Interchange litigation matters	(3)	(9)	(4)
Merger-related expenses	(13)	—	—
FDIC special assessment	25	6	11
Fifth Third Foundation contribution	(50)	—	(15)
Noninterest expense excluding certain item(s)	1,268	1,264	1,218
Non-qualified deferred compensation (expense)/benefit	5	(11)	7
Adjusted noninterest expense, excluding certain items and non-qualified deferred compensation (y)	1,273	1,253	1,225

Adjusted net income (r) + (t) + (u)	755	665	652
Adjusted net income (annualized) (z)	2,995	2,638	2,594

Adjusted tangible net income available to common shareholders (h) + (t) + (u)	728	629	621
Adjusted tangible net income available to common shareholders (annualized) (aa)	2,888	2,495	2,470

Average assets (ab)	$213,021	$211,770	$211,709

Return on average tangible common equity (i) / (j)	19.0% %	17.3% %	18.4% %
Return on average tangible common equity excluding AOCI (i) / (k)	15.6% %	13.8% %	13.7% %
Adjusted return on average tangible common equity, including AOCI (aa) / (j)	19.6% %	17.7% %	19.3% %
Adjusted return on average tangible common equity, excluding AOCI (aa) / (k)	16.2% %	14.2% %	14.5% %

Return on average assets (s) / (ab)	1.36% %	1.21% %	1.17% %
Adjusted return on average assets (z) / (ab)	1.41% %	1.25% %	1.23% %
Efficiency ratio (FTE) (x) / [(a) + (v)]	55.8% %	54.9% %	56.4% %
Adjusted efficiency ratio (y) / [(a) + (w)]	54.3% %	54.1% %	54.8% %
Total revenue (FTE) (a) + (v)	$2,344	$2,306	$2,175
Adjusted total revenue (FTE) (a) + (w)	$2,345	$2,314	$2,234
Pre-provision net revenue (PPNR) (a) + (v) - (x)	$1,035	$1,039	$949
Adjusted pre-provision net revenue (PPNR) (a) + (w) - (y)	$1,072	$1,061	$1,009
Totals may not foot due to rounding.
(a) Assumes a 23% tax rate in 2024 and a 24% tax rate in 2025.
(b) A portion of the adjustments related to merger-related expenses are not tax-deductible.

Fifth Third Bancorp and Subsidiaries
Segment Presentation(b)
$ in millions
(unaudited)

For the three months ended December 31, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$581	$1,026	$52	$(126)	$1,533
(Provision for) benefit from credit losses	(46)	(84)	—	11	(119)
Net interest income after (provision for) benefit from credit losses	535	942	52	(115)	1,414
Noninterest income	386	311	111	3	811
Noninterest expense	(476)	(645)	(97)	(91)	(1,309)
Income (loss) before income taxes (FTE)(a)	$445	$608	$66	$(203)	$916

For the three months ended September 30, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$594	$1,082	$55	$(206)	$1,525
(Provision for) benefit from credit losses	(246)	(73)	—	122	(197)
Net interest income after (provision for) benefit from credit losses	348	1,009	55	(84)	1,328
Noninterest income	357	309	109	6	781
Noninterest expense	(454)	(653)	(93)	(67)	(1,267)
Income (loss) before income taxes (FTE)(a)	$251	$665	$71	$(145)	$842

For the three months ended June 30, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$595	$1,085	$57	$(237)	$1,500
(Provision for) benefit from credit losses	(79)	(84)	2	(12)	(173)
Net interest income after (provision for) benefit from credit losses	516	1,001	59	(249)	1,327
Noninterest income	321	293	101	35	750
Noninterest expense	(453)	(646)	(95)	(70)	(1,264)
Income (loss) before income taxes (FTE)(a)	$384	$648	$65	$(284)	$813

For the three months ended March 31, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$552	$975	$49	$(134)	$1,442
Provision for credit losses	(80)	(84)	—	(10)	(174)
Net interest income after provision for credit losses	472	891	49	(144)	1,268
Noninterest income	301	281	109	3	694
Noninterest expense	(511)	(650)	(106)	(37)	(1,304)
Income (loss) before income taxes (FTE)(a)	$262	$522	$52	$(178)	$658

For the three months ended December 31, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$598	$984	$48	$(187)	$1,443
Provision for credit losses	(21)	(89)	—	(69)	(179)
Net interest income after provision for credit losses	577	895	48	(256)	1,264
Noninterest income	373	278	103	(22)	732
Noninterest expense	(452)	(617)	(94)	(63)	(1,226)
Income (loss) before income taxes (FTE)(a)	$498	$556	$57	$(341)	$770
(a) Includes taxable equivalent adjustments of $4 million for the three months ended December 31, 2025, $5 million for the three months ended September 30, 2025, June 30, 2025 and March 31, 2025 and $6 million for the three months ended December 31, 2024.

(b) During the first quarter of 2025, the Bancorp realigned its reporting structure and moved certain business banking customer relationships and relationship management personnel to the Consumer and Small Business Banking segment from the Commercial Banking segment. Prior period results have been adjusted to reflect current presentation.